UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2005

AMERICAN MEDIA SYSTEMS CO.

(Exact name of registrant as specified in charter)

Nevada	87-0736406
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

5190 Neil Road, Suite 430, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 651-2219

N/A

(Former name or former address, if changed since last report)

Item 8.01 OTHER EVENTS

On October 28, 2005 American Media Systems Co. issued a press release announcing the completion of aerial shooting for Wickerman, starring Nicholas Cage. The company also announced that it has been retained by M88 Productions Inc. to provide aerial cinematography services for its current production of 88 Minutes, starring Al Pacino. American Media Systems expected to commence shooting October 30, 2005.

The complete text of the press release is attached as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

c) Exhibits

The following exhibits are furnished with this Form 8-K:

99.1 Press Release dated October 28, 2005: American Media Systems Co. Announces Completion of Aerial Cinematography

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN MEDIA SYSTEMS CO.

Signature	Title	Date

/s/ Alexander Vesak Alexander Vesak	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director	October 31, 2005